Stockholder Letter Q2 2024

HAGERTY Q2 2024 | 2 August is a golden time for collectible car lovers. The breezes are warm. Curvy roads beckon. There are car shows and auctions in abundance. Hagerty is built for these moments. With these quarterly letters, my goal is to share a complete picture of Hagerty and how we are positioning the company to be a great long-term investment. Insurance companies are historically sound investments due to the substantial percentage of revenue that can be reliably expected to recur annually. We are at the positive extreme on this metric, with retention approaching 89%. Our value proposition for auto enthusiasts is driving high rates of compounding written premium growth. Written premiums jumped 18% during the first six months of 2024, on top of the prior year’s 17% gains, which were on top of 15% growth in the first half of 2022. We achieve such consistently great numbers by feeding the top of the funnel through our highly differentiated business model. A primary way we do that is through Hagerty Media, which includes our award- winning magazine featuring the work of the nation’s best automotive journalists, a robust YouTube channel with more than 3.2 million subscribers, and the thousands of immersive stories about cars and car lovers that we publish annually on the Hagerty Media website (which has 83 million lifetime page views and over 22,000 archived articles). Dear Hagerty Stockholders, Members and One Team Hagerty, Stockholder Letter FILLING THE FUNNEL

HAGERTY Q2 2024 | 3 Before I tell you more about Hagerty Media, let me address the “why we do it” question. We could, after all, just sell insurance, just as we could pay for a lot of expensive advertising the way most competitors do. But we think one of our distinct competitive advantages is that we focus on the same thing that our members and 67 million Americans who self-identify as car enthusiasts focus on: the love of cars. We think it is important to be a consistent and meaningful part of our members’ lives, and our media products do a fantastic job of showing, rather than telling, the motoring world who we are and what we are about in an authentic way. As a result, car fans of all generations know us, trust us, and count on us to inform and entertain them. We fuel their hobby, and in return they buy our insurance, join Hagerty Drivers Club, and attend our auctions and events, creating a virtuous cycle, which benefits our investors and allows us, in turn, to invest more in fulfilling our purpose to save driving and to fuel car culture for future generations. It is a satisfying (and fun) way to do business, and connects us better with members, as seen in our high retention and Net Promoter Score of 82. Our flagship media product is the Hagerty Drivers Club magazine, which members consistently rate as one of their most valued benefits. Produced six times a year, the magazine publishes top storytellers and vibrant photography. The current edition (July/August) was the first in our history celebrating do-it-yourselfers, including Matthew Crawford, author of The New York Times best seller “Shop Class as Soulcraft.” The magazine now goes to 850,000 mailboxes, making it the most widely distributed automotive magazine in the U.S. Our members love to share it as well, resulting in a pass- through rate that increases circulation to an estimated two million people for each issue. One of our most popular annual features is our Bull Market List, which highlights our experts’ picks for the cars, trucks, and motorcycles that collectors should snap up before they rise in value. The list is an annual smash with our readers and the media. This year, we added another annual feature – the Hagerty “Road of the Year” - which celebrates the unique emotional experiences that are created by driving, taking into consideration location, drivability, condition, scenery and more. If you missed the issue, our choice was California State Route 33 north of Los Angeles. In a country blessed with thousands of amazing roads worth driving, Route 33 is a stunning one that we think our readers should experience.

HAGERTY Q2 2024 | 4 Hagerty Media has become a widely respected part of the automotive world for all viewers, young and old. This was evident when we published late last year the first exclusive review of the Tesla Cybertruck on our popular YouTube program “Jason Cammisa on the Icons.” Jason not only shared his thoughts on the Cybertruck, but he raced it against a Rivian R1T Quad-Motor AWD and GMC Hummer EV Edition 1 Pickup. More than 5.3 million people have watched this epic battle. It was an incredible moment in the history of Hagerty Media and one we aim to replicate, over and over again, as we create and share amazing content with our loyal fans. We have not forgotten about social media, either. In fact, we have been dramatically expanding our social media content to reach even more viewers and potential customers. By producing original social content and reformatting existing material, our social media presence has grown significantly in the first half of 2024. On Instagram, @ Hagerty increased fans by 12% to over 560,000 followers and reached over 15 million people. On Facebook, we reach 4.4 million people. When you combine Hagerty Drivers Club magazine, YouTube and our social media channels with our newsletters, podcasts, and the Hagerty Channel on Samsung TV Plus, roughly 10 million people subscribe, like or follow us. And there is more to come. In an era when many automotive media brands are withering, Hagerty Media is thriving and growing. And most importantly, it continues to fill the top of our funnel and allow us to engage deeply with our members. We know that when someone becomes a Hagerty member, they tend to stay for life and become pillars of our industry-leading NPS of 82. With unaided brand awareness of 16% today, we also believe that we are well positioned to increase our fan base among the 67 million Americans who self- describe as car enthusiasts. Combined, it feels as if there is a lot of smooth road ahead of us. As always, thank you for being on this ride with us. Onward and upward! McKeel Hagerty CEO and Chairman, Hagerty

Never Stop Driving